Exhibit 10.3

SUBSIDIARY SECURITY AGREEMENT

THIS SUBSIDIARY SECURITY AGREEMENT (the “Security Agreement”) is made and entered into as of January 19, 2006, by EACH OF THE UNDERSIGNED SUBSIDIARIES (each a “Grantor” and collectively the “Grantors”) for the benefit of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (the “Agent”) for each of the lenders (the “Banks”) now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Banks have agreed to provide to QC Holdings, Inc., a Kansas corporation (“Borrower”) certain credit facilities pursuant to the Credit Agreement dated as of January 19, 2006 by and among the Borrower, the Agent and the Banks (as from time to time amended, revised, modified, supplemented or amended and restated, the “Credit Agreement”); and

WHEREAS, each Grantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loans made and the Letter of Credits issued and to be issued under the Credit Agreement; and

WHEREAS, contemporaneously with the execution of this Security Agreement, each Grantor is executing and delivering to Agent for the benefit of the Banks a guaranty agreement (the “Subsidiary Guaranty”) pursuant to which such Grantor has guaranteed payment and performance of Borrower’s obligations under the Credit Agreement and the other Loan Documents; and

WHEREAS, each Grantor is required to enter into this Security Agreement pursuant to the terms of the Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Banks was the obligation of the Borrower to cause each Grantor to enter into this Security Agreement; and

WHEREAS, the Banks are unwilling to extend and/or maintain the credit facilities provided under the Loan Documents unless each Grantor enters into this Security Agreement; and

WHEREAS, each Grantor will materially benefit from the Loans to be made, and the Letters of Credit to be issued, under the Credit Agreement and the Agent and the Banks are unwilling to enter into the Loan Documents unless the Grantor enters into this Security Agreement;

NOW, THEREFORE, in order to induce the Agent and the Banks to enter into the Loan Documents and to make Loans and issue Letters of Credit pursuant to the Credit Agreement, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Certain Definitions. Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of Kansas (the “UCC”), shall have such meanings. The parties agree that with respect to terms that describe items or types of Collateral, the parties intend to and do hereby give effect, upon their respective effective dates, to revisions to the UCC effective after the date hereof to the extent, but only to the extent, such revisions either (i) provide meanings of terms not previously defined as items or types of property or (ii) expand the items of or interests in property that are included within a previously defined term, with the effect that each of such terms describing items or types of property shall at all times be interpreted in its broadest sense.

2. Grant of Security Interest. Each Grantor hereby grants, as collateral security for the payment, performance and satisfaction of all of its obligations and liabilities under the Subsidiary Guaranty (collectively, the “Secured Obligations”), to the Agent for the benefit of the Banks a continuing security interest in and to, and collaterally assigns to the Agent for the benefit of the Banks, the following property of such Grantor or in which such Grantor has or may have or acquire an interest, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a) All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process, finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c) All goods, including all machinery, equipment, motor vehicles (including those subject to and not subject to motor vehicle certificate of title statutes), parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description (collectively referred to hereinafter as “Equipment”);

(d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments to perform or receive services, to purchase or sell goods, to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, designs, goodwill, trademarks, trade names, trade secrets, trade processes, licenses, permits, franchises, customer lists, computer programs and software, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);

(e) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(f) All investment property, all other securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, excluding from the foregoing the stock of QC Financial Services of North Carolina, Inc. (collectively referred to hereinafter as “Investment Property”);

(g) All instruments, including all promissory notes and payday loan notes (collectively referred to hereinafter as “Instruments”);

(h) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter, as “Documents”);

(i) All supporting obligations pertaining to any of the foregoing, including all letter of credit rights (including rights to proceeds of letters of credit), personal or other checks, and all guaranties and other Contingent Obligations of any Person (collectively referred to hereinafter as “Supporting Obligations”);

(j) The commercial tort claims, if any, identified on Schedule 2(j) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

(k) All deposits and deposit accounts;

(l) All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(m) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

(n) All of the property and interests in property described in subsections (a) through (l) are herein collectively referred to as the “Collateral”.

3. Perfection. At the time of execution of this Security Agreement, each Grantor shall have, to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Agent may request, furnished the Agent with properly executed control agreement, registrars’ certificates, issuer acknowledgments of the Agent’s interest in letter of credit rights, and evidence of the electronic identification of the Agent’s interest in electronic chattel paper and of the placement of a restrictive legend on tangible chattel paper, as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such electronic identification or restrictive legending, or (ii) a security interest perfected by control or accompanied by such electronic identification or restrictive legending shall have priority as against a security interest perfected by Persons not having control or not accompanied by such electronic identification or restrictive legending, in each case in form and substance acceptable to the Agent and sufficient under applicable law so that the Agent, for the benefit of the Banks, shall have a security interest in all such Collateral perfected by control, subject only to Liens allowed to exist under Section 7.02(e) of the Credit Agreement. All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Agent’s security interest in Collateral, including such items as are described above in this Section 3 are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, and the taking of such other actions as may be necessary or advisable in the determination of the Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Agent for the benefit of the Banks in the Collateral is sometimes referred to herein as “Perfection Action”.

4. Maintenance of Security Interest; Further Assurances.

(a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Agent’s security interest in the Collateral, or otherwise to better assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Banks hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Agent and the Banks hereunder, or otherwise to give effect to the transactions herein contemplated.

(b) Notwithstanding anything herein or in the other Loan Documents to the contrary, each Grantor may retain possession of all payday loan promissory notes payable to such Grantor; provided, however, that so long as any Event of Default is in effect, each Grantor shall promptly deliver to the Agent, if the Agent so requests, the originals of all such promissory notes together with any checks and supporting obligations held for the payment of such promissory notes.

(c) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Agent for the benefit of the Banks, including, but not limited to, the prompt payment upon demand therefor by the Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Agent for the benefit of the Banks, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(d) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Agent for the benefit of the Banks.

5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, Subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Agent for the benefit of the Banks, and as the property of the Agent for the benefit of the Banks, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Agent, such Grantor shall cause such Collateral to be forwarded to the Agent for its custody, possession and disposition on behalf of the Banks in accordance with the terms hereof and of the other Loan Documents.

6. Preservation and Protection of Collateral.

(a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, except for the use of reasonable care in the custody and preservation thereof while in its possession and to the extent expressly contemplated under Section 25. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted.

(c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a consistent basis and evidenced to the satisfaction of the Agent in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens on the Collateral other than Liens in respect of such Collateral expressly permitted under Section 7.02(e) of the Credit Agreement (“Permitted Liens”).

(d) Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Agent at its option may pay or contest any of them or amounts relating thereto (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Agent, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Agent for the benefit of the Banks, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) It is (or as to Collateral acquired after the date hereof will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Agent for the benefit of the Banks and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Agent. Upon the failure of any Grantor to so defend, the Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Agent, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Agent for the benefit of the Banks.

(c) It has full power, legal right and lawful authority to enter into this Security Agreement and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Banks, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect the security interest conferred hereunder.

(e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Agent for the benefit of the Banks in connection with the security interests conferred hereunder.

(f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its organizational documents as of the date hereof and at any time during the five (5) year period ending as of the date hereof (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, (iii) each address of the chief executive office of each Grantor as of the date hereof and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of the date hereof, (v) the address of each location of such Grantor at which any tangible personal property Collateral is located as of the date hereof and, with respect to each location that is not owned beneficially and of record by such Grantor, such Grantor will provide to Agent, upon the request of Agent, the name and address of the owner thereof. No Grantor shall change its name or its jurisdiction of formation without providing Agent fifteen (15) days prior written notice thereof.

(g) No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, without the prior written consent of the Agent in each instance.

8. Inspection. The Agent (by any of its officers, employees and agents), on behalf of the Banks, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person and to verify with any Person the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Upon or after the occurrence and during the continuation of an Event of Default, the Agent, acting in a commercially reasonable manner, may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent’s (for the benefit of the Banks) interest. All reasonable expenses incurred by the Agent, on behalf of the Banks, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

9. [Intentionally Omitted].

10. Casualty and Liability Insurance Required.

(a) Each Grantor will keep the Collateral continuously insured against such risks in a manner consistent with the past practice of each Grantor and otherwise as required under Section 7.01(c) of the Credit Agreement.

(b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i) may be provided by blanket policies now or hereafter maintained by each or any Grantor or by the Borrower;

(ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Agent;

(iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

(iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Agent;

(c) without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Agent, for the benefit of the Banks, as loss payee and as a party insured thereunder in respect of any claim for payment.

(d) Prior to expiration of any such policy, such Grantor shall furnish the Agent with evidence satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(e) Each Grantor hereby makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Banks, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(f) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(g) Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Banks, to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Agent, for the benefit of the Banks, under the provisions of Section 10(h) had such insurance been carried to the extent required.

(h) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(i) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall, as long as no Event of Default shall have occurred and be continuing, be paid to Grantor and applied as follows: (1) if such Net Proceeds are $500,000 or less, as Grantor shall elect, or (2) if such Net Proceeds are greater than $500,000, then after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of thirty (30) days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Agent, for the benefit of the Banks, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Agent may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Agent for the benefit of the Banks as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Agent on behalf of the Banks and keep the same segregated from its other funds.

(j) “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys’ fees) incurred in the realization thereof.

(k) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any the Agent or any Bank as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

11. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have the following rights and remedies on behalf of the Banks in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral, and (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties;

(d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Agent, on behalf of the Banks, deems necessary to receive such Grantor’s mail relative to the Payment Collateral, including notifying the post office authorities to change the address for delivery of such mail to such address as the Agent, on behalf of the Banks, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Agent for the benefit of the Banks and that Agent has a security interest therein for the benefit of the Banks (provided that the Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Agent; (xi) require a Grantor to establish a lockbox account with the Agent, which lockbox shall be under the control of the Agent and to which payment of all Accounts shall be directed upon demand of the Agent; and (xii) do all acts and things and execute all documents necessary, in Agent’s sole discretion, to collect the Payment Collateral; and

(e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Agent, in its sole discretion, may deem advisable. The Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such reasonable time or times as is necessary to conduct such sales. The Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Agent has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Agent for the benefit of the Banks is hereby granted a license or other right to use, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor’s rights under any license and any franchise agreement shall inure to the Agent’s benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Agent shall deem appropriate, but the Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that the Agent may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities (“Affected Collateral”), and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other

Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

(f) The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in such manner as Agent may determine in its sole discretion. Each Grantor shall be liable to the Agent, for the benefit of the Banks, and shall pay to the Agent, for the benefit of the Banks, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. In the event any surplus of net cash proceeds exists after satisfaction of all Secured Obligations, such surplus shall be promptly paid to the Grantor(s).

12. Attorney-in-Fact. Each Grantor hereby appoints the Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Agent’s possession or the Agent’s control, and deposit the same to the account of the Agent, for the benefit of the Banks, on account and for payment of the Secured Obligations;

(d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Banks, with respect to any of the Collateral; and

(e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Agent or any Bank, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any Guarantor or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Termination Date; provided, this provision shall not alter the Agent’s obligation with respect to termination contained in Section 24 hereof.

14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require the Agent or any other obligee of the Secured Obligations to (x) proceed against any Person, including without limitation any Guarantor, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person, (c) any right of subrogation, (d) any defense or claim arising by reason of any impairment of any of the Collateral, (e) any right to enforce any remedy which the Agent or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Agent for the benefit of the Banks, (f) require the Agent or any Bank to disclose to the Grantor any information which it may now have or hereafter acquire regarding the financial condition of the Borrower, and (g) provide notices of default or nonperformance by the Borrower to the Grantor. The Grantors authorize the Agent and the Banks, without affecting the Grantors’ obligations under this Agreement, to enter into agreements with the Borrower to change the interest rate on or renew the Borrower’s Obligations, accelerate, extend, compromise or otherwise change the repayment terms of the Borrower’s Obligations. Upon the occurrence of an Event of Default, each Grantor authorizes each Secured Party and each obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Agent or obligee in its discretion may determine.

The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

15. Continued Powers. Until the Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Banks hereunder shall continue to exist and, upon the occurrence and during the continuation of an Event of Default, may be exercised by the Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16. Other Rights. The rights, powers and remedies given to the Agent for the benefit of the Banks by this Security Agreement shall be in addition to all rights, powers and remedies given to the Agent or any Bank under any Loan Documents or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Agent and the Banks shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Agent, for the benefit of the Banks, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Banks, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Loan Documents.

18. Entire Agreement. This Security Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Banks, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20. Binding Agreement; Assignment. This Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement or any interest herein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof, or otherwise, except as expressly permitted herein or in the Credit Agreement, pledge, encumber or grant any option with respect to the Collateral or any part thereof. Without limiting the generality of the foregoing sentence of this Section 20, any Bank may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Agent) and Section 11.07 thereof (concerning assignments and participations). All references herein to the Agent and to the Banks shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21. Intentionally Omitted.

22. Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

23. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

24. Termination. Subject to the provisions of Section 13, this Security Agreement and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Termination Date. Upon such termination of this Security Agreement, the Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25. Notices. Any notice required or permitted hereunder shall be given (a) with respect to any Grantor, at the address for the giving of notice then in effect under the Credit Agreement for the Borrower, and (b) with respect to the Agent or a Bank, at the Agent’s address indicated in the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement.

26. Rules of Interpretation. The rules of interpretation contained in Sections 1.02 of the Credit Agreement shall be applicable to this Security Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

27. Governing Law; Waivers.

(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-103 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, AND (ii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

(b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF JOHNSON, STATE OF KANSAS, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 26 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF KANSAS.

(d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

[Signature pages follow]

IN WITNESS WHEREOF, the Grantor has duly executed this Security Agreement on the day and year first written above.

GRANTOR:

QC Financial Services, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Properties, LLC, a Kansas limited liability company

By:	/s/ Don Early
Don Early
Manager

QC Financial Services of California, Inc., a California corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Financial Services of Texas, Inc.,
a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Advance, Inc.,
a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Cash Title Loans, Inc.,
a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

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